                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

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                                    INDENTURE

                          Dated as of October 15, 2003

                    4.750% Senior Notes due October 15, 2010

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                                      AMONG

                           GTECH HOLDINGS CORPORATION,
                                    As Issuer

                               GTECH CORPORATION,
                         GTECH RHODE ISLAND CORPORATION
                      GTECH LATIN AMERICA CORPORATION, and
                          INTERLOTT TECHNOLOGIES, INC.

                                  As Guarantors

                                       AND

                              THE BANK OF NEW YORK,
                                   As Trustee

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

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.....................................................1
Section 1.2       Other Definitions...............................................8
Section 1.3       Incorporation by Reference of Trust Indenture Act...............8
Section 1.4       Rules of Construction...........................................8
Section 1.5       Acts of Holders.................................................9

                                   ARTICLE II
                                 THE SECURITIES

Section 2.1       Form and Dating................................................10
Section 2.2       Restrictive Legends............................................11
Section 2.3       Execution, Authentication and Denominations....................12
Section 2.4       Registrar and Paying Agent.....................................13
Section 2.5       Paying Agent to Hold Money in Trust............................14
Section 2.6       Transfer and Exchange..........................................14
Section 2.7       Book-Entry Provisions for Global Notes.........................15
Section 2.8       Special Transfer Provisions....................................16
Section 2.9       Replacement Notes..............................................18
Section 2.10      Outstanding Notes..............................................19
Section 2.11      Temporary Notes................................................19
Section 2.12      Cancellation...................................................20
Section 2.13      CUSIP Numbers..................................................20
Section 2.14      Defaulted Interest.............................................20
Section 2.15      Issuance of Additional Notes...................................20
Section 2.16      Persons Deemed Owners..........................................20

                                   ARTICLE III
                               OPTIONAL REDEMPTION

Section 3.1       Right to Redeem; Notices to Trustee............................21
Section 3.2       Partial Redemption.............................................21
Section 3.3       Notice of Optional Redemption..................................21
Section 3.4       Notice of Redemption...........................................22
Section 3.5       Effect of Notice of Redemption.................................22
Section 3.6       Deposit of Redemption Price....................................22
Section 3.7       Notes Redeemed in Part.........................................22

                                   ARTICLE IV
                                    COVENANTS

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
Section 4.1       Payment of Notes...............................................23
Section 4.2       SEC and Other Reports..........................................23
Section 4.3       Compliance Certificate.........................................24
Section 4.4       Further Instruments and Acts...................................24
Section 4.5       Existence......................................................24
Section 4.6       Maintenance of Office or Agency................................24
Section 4.7       Delivery of Certain Information................................24
Section 4.8       Additional Interest............................................25
Section 4.9       Limitations on Liens...........................................25
Section 4.10      Limitation on Sales and Leasebacks.............................26
Section 4.11      Notice of Defaults.............................................27

                                    ARTICLE V
                              SUCCESSOR CORPORATION

Section 5.1       When Company or Any Guarantor May Merge or Transfer Assets.....27

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.1       Events of Default..............................................28
Section 6.2       Acceleration...................................................30
Section 6.3       Other Remedies.................................................30
Section 6.4       Waiver of Past Defaults........................................30
Section 6.5       Waiver of Certain Covenants....................................31
Section 6.6       Control by Majority............................................31
Section 6.7       Limitation on Suits............................................31
Section 6.8       Rights of Holders to Receive Payment...........................31
Section 6.9       Collection Suit by Trustee.....................................32
Section 6.10      Trustee May File Proofs of Claim...............................32
Section 6.11      Priorities.....................................................32
Section 6.12      Undertaking for Costs..........................................33
Section 6.13      Waiver of Stay, Extension or Usury Laws........................33

                                   ARTICLE VII
                                     TRUSTEE

Section 7.1       Duties of Trustee..............................................34
Section 7.2       Rights of Trustee..............................................35
Section 7.3       Individual Rights of Trustee...................................36
Section 7.4       Trustee's Disclaimer...........................................36
Section 7.5       Notice of Defaults.............................................36
Section 7.6       Reports by Trustee to Holders..................................37
Section 7.7       Compensation and Indemnity.....................................37
Section 7.8       Replacement of Trustee.........................................37
Section 7.9       Successor Trustee by Merger....................................38
Section 7.10      Eligibility; Disqualification..................................39

Section 7.11      Preferential Collection of Claims Against Company..............39

                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE

Section 8.1       Discharge of Liability on Securities; Defeasance...............39
Section 8.2       Conditions of Defeasance.......................................40
Section 8.3       Application of Trust Money.....................................41
Section 8.4       Repayment to the Company or Guarantor..........................41
Section 8.5       Indemnity for U.S. Government Obligations......................41
Section 8.6       Reinstatement..................................................41

                                   ARTICLE IX
                                   AMENDMENTS

Section 9.1       Without Consent of Holders.....................................42
Section 9.2       With Consent of Holders........................................42
Section 9.3       Compliance with Trust Indenture Act............................43
Section 9.4       Revocation and Effect of Consents, Waivers and Actions.........43
Section 9.5       Notation on or Exchange of Securities..........................43
Section 9.6       Trustee to Sign Supplemental Indentures........................43
Section 9.7       Effect of Supplemental Indentures..............................43

                                    ARTICLE X
                                   GUARANTEES

Section 10.1      Agreement to Guarantee.........................................44
Section 10.2      Execution and Delivery of Guarantees...........................44
Section 10.3      No Recourse Against Others.....................................45
Section 10.4      Future Guarantees..............................................45
Section 10.5      Release of Guarantees..........................................46

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1      Trust Indenture Act Controls...................................46
Section 11.2      Notices........................................................46
Section 11.3      Communication by Holders with Other Holders....................47
Section 11.4      Certificate and Opinion as to Conditions Precedent.............47
Section 11.5      Statements Required in Certificate or Opinion..................48
Section 11.6      Separability Clause............................................48
Section 11.7      Rules by Trustee, Paying Agent and Registrar...................48
Section 11.8      Legal Holidays.................................................48
Section 11.9      Governing Law..................................................48
Section 11.10     No Recourse Against Others.....................................48
Section 11.11     Successors.....................................................48
Section 11.12     Multiple Originals.............................................49
Section 11.13     Waiver of Jury Trial...........................................49

EXHIBITS

EXHIBIT A:  Form of Security....................................................A-1
EXHIBIT B:  Transfer Certificate................................................B-1
EXHIBIT C:  Transfer Certificate................................................C-1
EXHIBIT D:  Form of Supplemental Indenture......................................D-1

          INDENTURE dated as of October 15, 2003 (the "Closing Date") among GTECH HOLDINGS CORPORATION, a Delaware corporation (the "Company"), GTECH CORPORATION, a Delaware corporation, GTECH RHODE ISLAND CORPORATION, a Rhode Island corporation, GTECH LATIN AMERICA CORPORATION, a Delaware corporation, and INTERLOTT TECHNOLOGIES, INC., a Delaware corporation, as guarantors (each, a "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 4.750% Senior Notes due October 15, 2010 ("Notes"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1      DEFINITIONS.

          "Additional Interest" means additional interest payable to holders of Securities (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

          "Additional Notes" means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Section 2.15 hereof, which Additional Notes shall be identical to the Notes except for the date of their original issuance.

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

          "Attributable Debt" means, as to any particular lease relating to a Sale and Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Guarantor or any Restricted Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease).

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

          "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

          "Business Day" means, with respect to any Security, a weekday that in the City of New York is not a day on which banking institutions are authorized or obligated by law or regulation to close.

          "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

          "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining life of the Notes to be redeemed that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining life of the Notes to be redeemed.

          "Comparable Treasury Price" means, with respect to any redemption date, the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and the lowest of such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Consolidated Assets" means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles as of such date, after eliminating all amounts property attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

          "Corporate Trust Office" means the principal office of the Trustee in New York, New York, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Closing Date" shall mean the date first written above.

          "Credit Agreement" means the bank revolving credit agreement, dated June 22, 2001, among GTECH Corporation, as borrower, the Company and the other Guarantors, as guarantors, and the several lenders parties thereto, as such Credit Agreement is amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Debt" means with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, (iii) in respect of the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or (iv) in respect of any lease of property by such Person as lessee which is reflected in such Person's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise other than for purposes of collection in the ordinary course of business, Debt of another Person. In the case of items of Debt under clauses (i) through (iii) above, such items shall only be included to the extent that such items (other than letters of credit) would appear as a liability on such Person's consolidated balance sheet in accordance with generally accepted accounting principles.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act, and except that such Exchange Notes will not contain terms with respect to Additional Interest or transfer restrictions) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture in accordance with Section 2.2.

          "Exchange Offer" has the meaning assigned to such term in the Registration Rights Agreement.

          "Funded Debt" means all Debt having a maturity of more than twelve months from the date as of which the amount thereof is to be determined.

          "Global Notes" has the meaning provided in Section 2.1.

          "Guarantees" means the guarantees of the Guarantors as endorsed on each Note authenticated and delivered pursuant to this Indenture and shall include the Guarantees set forth in Article X of this Indenture and all other obligations and covenants of the Guarantors contained in this Indenture and the Notes.

          "Guarantors" means (i) each of the parties named as a "Guarantor" in the first paragraph of this Indenture and (ii) each Person who becomes a Guarantor pursuant to Section 10.4 of this Indenture, in each case until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Lease Rentals" means, for any period, the sum of the rental and other obligations required to be paid by the lessee under any lease, excluding any amounts required to be paid by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes and similar charges.

          "Mortgage" means a pledge of, or mortgage or other lien on, any Real Property or on any shares of stock (or other interests in) or Debt of any Restricted Subsidiary.

          "Non-Recourse Debt" means Debt upon the enforcement of which recourse may be had by the holder(s) thereof only to (i) in respect of the Company, identified assets of the Company or any Subsidiary and not to the Company or any Subsidiary personally and (ii) in respect of a Guarantor, identified assets of such Guarantor or any Subsidiary and not to such Guarantor or any Subsidiary personally.

          "Notes" means any of the Company's 4.750% Senior Notes due October 15, 2010, as amended or supplemented from time to time, issued under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any Additional Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes and Additional Notes shall vote together as one series of Notes under this Indenture.

          "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary, or any Assistant Treasurer or Secretary of the Company or a Guarantor, as applicable.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 11.4 and 11.5, signed in the name of the Company or the applicable Guarantor, as the case may be, by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section
4.3 shall be signed by an authorized financial or accounting Officer of the Company or the applicable Guarantor, as the case may be, but need not contain the information specified in Sections 11.4 and 11.5.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.4 and 11.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or any Guarantor.

          "Offshore Global Notes" has the meaning provided in Section 2.1.

          "Offshore Physical Notes" has the meaning provided in Section 2.1.

          "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Physical Notes" has the meaning provided in Section 2.1.

          "Principal Amount" or "principal amount" of a Note means the Principal Amount as set forth on the face of the Note.

          "Private Placement Legend" means the legend set forth on the Notes in the form of the first legend set forth in Section 2.2.

          "Purchase Agreement" means the Purchase Agreement, dated October 9, 2003, among the Company, the Guarantors and the initial purchasers named therein.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

          "Real Property" means any real property, and any building, structure or other facility thereon, located in the United States, its territories and possessions, owned or leased by the Company or any Subsidiary of the Company, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds one percent (1%) of Consolidated Assets, other than any such real property, building structure or other facility or portion thereof which if not owned or leased by the Company or any Subsidiary, in the opinion of the Company's Board of Directors, would not have a material adverse effect on the business conducted by the Company and its Subsidiaries as an entirety.

          "Redemption Date" or "redemption date" shall mean the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

          "Redemption Price" or "redemption price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to
Article III of this Indenture and paragraph 5. of the Notes.

          "Reference Treasury Dealer" means each of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, their respective successors and three other primary U.S. Government securities dealers in The City of New York selected by the Company. If Citigroup Global Markets Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated October 9, 2003, among the Company, the Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S under the Securities Act.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company that generates five percent (5%) or more of the Company's consolidated revenue or income or that has total assets greater than or equal to five percent (5%) of the Company's total consolidated assets. In addition, the Board of Directors of the Company may designate any other Subsidiary as a Restricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Sale and Leaseback Transaction" means any arrangement with any lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals, in excess of three (3) years of any Real Property that has been or is to be sold or transferred more than 360 days after the completion of construction and commencement of full operation of such Real Property by the Company or any such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Real Property.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Notes and the Guarantees.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement.

          "Stated Maturity" means October 15, 2010.

          "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by, (i) with respect to the Company, the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, and (ii) with respect to any Guarantor, such Guarantor or by one or more Subsidiaries or by such Guarantor and one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, PROVIDED, HOWEVER, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual or equivalent yield to maturity or interpolated (on a day-count basis) of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "U.S. Global Note" has the meaning provided in Section 2.1.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Physical Notes" means the Notes issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A.

          "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          Section 1.2      OTHER DEFINITIONS.

Term:                                                             Defined in Section:
"Act".........................................................    1.5(a)
"Agent Members"...............................................    2.7
"covenant defeasance option"..................................    8.1(b)
"Event of Default"........................................        6.1
"legal defeasance option".....................................    8.1(b)
"Legal Holiday"...............................................    11.8
"Notice of Default"...........................................    6.1
"Paying Agent"................................................    2.4
"Registrar"...................................................    2.4
"Rule 144A Information".......................................    4.7
"Security Register"...........................................    2.4

          Section 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the Notes means the Company or any other obligor on the Notes and on the Guarantees means any Guarantor or any other obligor on the Guarantees.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

          Section 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.

          Section 1.5 ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

          Section 2.1 FORM AND DATING. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes issued pursuant to Section 2.7 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Notes").

          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the "Global Notes."

          The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          Section 2.2 RESTRICTIVE LEGENDS. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Notes and Offshore Global Notes shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE

     TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.8 OF THE INDENTURE.

          Section 2.3 EXECUTION, AUTHENTICATION AND DENOMINATIONS. Subject to applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes (with the Guarantees endorsed thereon) shall be executed by two Officers of the Company. The signature of these Officers on the Notes and the Guarantors and the Guarantees may be by facsimile or manual signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; PROVIDED that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of

Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

          Section 2.4 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; PROVIDED that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

          Section 2.5 PAYING AGENT TO HOLD MONEY IN TRUST. Not later than 10:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest (including Additional Interest) on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any Guarantor), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or the Guarantors) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

          Section 2.6 TRANSFER AND EXCHANGE. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); PROVIDED that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the

Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.7 or 9.5).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.2 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          Section 2.7      BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.2.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.8. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or cessation, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary, (iii) the Company has provided the Trustee with written notice that it has decided to discontinue use of the system of book-entry transfers through the Depositary or any successor Depositary or
(iv) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.8.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.7, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

          (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph
(b) of this Section 2.7, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section
2.7 shall, except as otherwise provided by paragraph (e) of Section 2.8, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.2.

          (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.7 shall, except as otherwise provided by paragraph (e) of Section 2.8, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.2.

          (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          Section 2.8 SPECIAL TRANSFER PROVISIONS. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a)     [Intentionally Omitted.]

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) either Offshore Physical Notes or U.S. Physical Notes, in each case, prior to the removal of the Private Placement Legend, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

          (c) TRANSFERS OF INTERESTS IN THE OFFSHORE GLOBAL NOTES OR OFFSHORE PHYSICAL NOTES. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or Offshore Physical Notes:

          (i) prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to Section 2.2, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.8(b) or Section 2.8(d), as the case may be, and

          (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

          (d) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

          (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

          (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

          (e) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.2,
(ii) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.7 or this Section 2.8. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Section 2.9 REPLACEMENT NOTES. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; PROVIDED that the requirements of this Section 2.9 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a
Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          Section 2.10 OUTSTANDING NOTES. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this
Section 2.10 as not outstanding.

          If a Note is replaced pursuant to Section 2.9, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a BONA FIDE purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

          A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or the Guarantors or any Affiliate of the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Guarantor or any Affiliate of the Company or any Guarantor.

          Section 2.11 TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.6 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          Section 2.12 CANCELLATION. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure.

          Section 2.13 CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes.

          Section 2.14 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

          Section 2.15 ISSUANCE OF ADDITIONAL NOTES. The Company may issue Additional Notes under this Indenture. The Notes issued on the Closing Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

          Section 2.16 PERSONS DEEMED OWNERS. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price, in respect thereof, and accrued interest and Additional Interest thereon, for all purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee and any of their respective agents shall be affected by notice to the contrary.

                                   ARTICLE III

                               OPTIONAL REDEMPTION

          Section 3.1 RIGHT TO REDEEM; NOTICES TO TRUSTEE. (a) OPTIONAL REDEMPTION. The Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time prior to their Stated Maturity, on at least 30 days' but no more than 60 days' prior written notice mailed to the Holders of the Notes to be redeemed in accordance with Section 3.3. In addition, notice of any such optional redemption will be published as described in Section
3.3 below no later than 30 days prior to the redemption date. The redemption price of the Notes will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum, as determined by the Quotation Agent, of the present values of the principal amount of the Notes and the remaining scheduled payments of interest on such Notes to be redeemed (exclusive of interest accrued to the redemption date), in each case discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date. The Trustee shall be entitled to rely on the Quotation Agent's determination of the redemption price of the Notes.

          (b) NOTICE TO TRUSTEE. If the Company elects to redeem Notes pursuant to this Section 3.1, it shall notify the Trustee, on at least 65 days' prior written notice, of the Redemption Date, the Principal Amount of Notes to be redeemed and the Redemption Price.

          If money sufficient to pay the redemption price of and accrued interest on the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or Paying Agent on or before the redemption date in accordance with the provisions of this Article III, then on and after the redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption. If any redemption date is not a Business Day, the Company will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

          Section 3.2 PARTIAL REDEMPTION. If the Company redeems the Notes in part pursuant to this Article III, the Trustee shall select the Notes to be redeemed on a pro rata basis or by lot or by such other method that the Trustee in its sole discretion deems fair and appropriate. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. No Notes of $1,000 or less will be redeemed in part. Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          Section 3.3 NOTICE OF OPTIONAL REDEMPTION. If the Company elects to exercise its right to redeem all or some of the Notes pursuant to this Article Three, the Company or the Trustee shall mail a notice of such redemption to each Holder of a Note that is to be redeemed not less than 30 days and not more than 60 days before the Redemption Date. In connection with providing notice pursuant to this Section 3.3, the Company shall issue a press release and publish a notice containing information regarding the redemption of the Notes in a newspaper in general circulation in The City of New York or shall publish such information on the Company's web site or through other such public media as in general use at the time.

          Section 3.4 NOTICE OF REDEMPTION. The Company shall mail the notice of redemption required under Section 3.3 by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the name and address of the Paying Agent;

          (4) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Notes to be redeemed;

          (5) that, unless the Company defaults in making payment of such Redemption Price, interest on Notes called for redemption will cease to accrue on and after the Redemption Date; and

          (6) the CUSIP number of the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, PROVIDED that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.4.

          Section 3.5 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, together with accrued and unpaid interest up to but not including the Redemption Date and Additional Interest, if any, thereon.

          Section 3.6      DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m.
(New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date, together with accrued and unpaid interest up to but not including the Redemption Date and Additional Interest, if any, thereon, other than Notes or portions of Notes called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation.

          Section 3.7 NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute, the Guarantors shall endorse and the Trustee shall

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

authenticate and deliver to the Holder a new Note in an authorized denomination equal in Principal Amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV

                                    COVENANTS

          Section 4.1 PAYMENT OF NOTES. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company. Interest installments, Principal Amount, premium, if any, Redemption Price, Additional Interest, if any, and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Notes.

          Section 4.2 SEC AND OTHER REPORTS. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.

          In addition, the Company shall comply with the other provisions of TIA
Section 314(a).

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 4.3 COMPLIANCE CERTIFICATE. The Company and the Guarantors shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on February 28, 2004) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantors are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company or the Guarantors shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          Section 4.4 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          Section 4.5 EXISTENCE. Subject to Article V of this Indenture, the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; PROVIDED that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

          Section 4.6 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or redemption and where notices and demands to or upon the Company or any Guarantor in respect of the Notes and this Indenture may be served. The Corporate Trust Office shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

          Section 4.7 DELIVERY OF CERTAIN INFORMATION. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Notes, the Company will promptly furnish or cause to be furnished

Rule 144A Information (as defined below) to such Holder or any beneficial owner of Notes, or to a prospective purchaser of any such security designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

          Section 4.8 ADDITIONAL INTEREST. If at any time Additional Interest becomes payable by the Company and the Guarantors pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company or any Guarantor has paid Additional Interest directly to the persons entitled to such amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

          Section 4.9      LIMITATIONS ON LIENS.

          The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Mortgage without providing that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all Debt secured by a Mortgage plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions the net proceeds of which are applied to retire Notes or Funded Debt or acquire assets in the ordinary course of business under
Section 4.10(ii)) would not exceed fifteen percent (15%) of Consolidated Assets; provided, however, that this section shall not apply to, and there shall be excluded from any computation of all Debt secured by a Mortgage under this section, Debt secured by:

          (i)     Mortgages existing on the execution date of this Indenture;

          (ii) Mortgages of any Person existing at the time such Person becomes a Restricted Subsidiary or obligor under this Indenture and that are not incurred in contemplation of either such event;

          (iii) Mortgages in favor of the Company or a Restricted Subsidiary by a Restricted Subsidiary;

          (iv) Mortgages (including the assignment of moneys due or to become due thereon) in favor of the United States of America, any state thereof or any foreign government, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (v) Mortgages (A) existing at the time of the acquisition (including acquisition through merger or consolidation) of the Real Property, shares of stock (or other interests) or Debt subject to such Mortgage that are not incurred in contemplation of any such events or (B) granted to secure (1) the payment of all or any part of the purchase price, construction cost or development cost of the Real Property, shares of stock (or other interests) or Debt subject to such Mortgage or (2) any Debt incurred for the purpose of financing all or any part of the purchase price or construction cost or development cost of the Real Property, shares of stock (or other interests) or Debt subject to such Mortgage prior to, at the time of or within 360 days after the acquisition or the completion of any such construction or development thereof;

          (vi) Mortgages incurred or deposits made to secure the performance of tenders, statutory obligations, surety bonds, bids, performance bonds and other similar obligations;

          (vii) Mortgages incidental to the normal conduct of the business of the Company or any Restricted Subsidiary or the ownership of their properties or assets and that are not incurred in connection with the incurrence of Debt and that do not in the aggregate materially impair the use of such property or assets in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of such property or assets for the purpose of such business;

          (viii) Mortgages created by or resulting from any litigation or legal proceeding that is effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary has established adequate reserves in accordance with generally accepted accounting principles;

          (ix) any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (viii), inclusive; provided, however, that (A) such extension, renewal or refinancing Mortgage shall be limited to all or a part of the same Real Property, shares of stock (or other interests) or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on such Real Property) and (B) the principal amount of Debt secured by such Mortgage is not increased to an amount exceeding the sum of the principal amount of the Debt immediately prior to such extension, renewal or refinancing and any premium, accrued and unpaid interest and capitalized interest payable on the previous amount; and

          (x) Mortgages for taxes, assessments, governmental charges or levies in respect of taxes either not yet due and payable or that are being contested in good faith and by appropriate proceedings and with respect to which the Company or such Subsidiary has established adequate reserves in accordance with generally accepted accounting principles.

          Section 4.10     LIMITATION ON SALES AND LEASEBACKS.

          The Company will not itself, and it will not permit any Restricted Subsidiary to, enter into a Sale and Leaseback Transaction unless either:

          (i) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on the Real Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Securities pursuant to
     Section 4.9, or

          (ii) the Company or such Restricted Subsidiary within 180 days after the sale or transfer shall have been made by the Company or such Restricted Subsidiary, applies an amount equal to the net proceeds of the sale of the Real Property sold and leased back pursuant to such Sale and Leaseback Transaction to (A) the retirement of Notes or Funded Debt of the Company or any of its Restricted Subsidiaries and/or (B) the acquisition of assets (other than current assets) to be used in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be.

          Section 4.11 NOTICE OF DEFAULTS. In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

          Section 5.1 WHEN COMPANY OR ANY GUARANTOR MAY MERGE OR TRANSFER ASSETS. (a) Neither the Company or any of the Guarantors shall consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any other person, unless:

          (i) the Company or such Guarantor, as the case may be, shall be the (1) continuing corporation or (2) the person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or such Guarantor, as the case may be, substantially as an entirety (A) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
     (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantors under the Securities and this Indenture;

          (ii) immediately after giving effect to the transaction, no Default or Event of Default would occur or be continuing; and

          (iii) the Company or such Guarantor, as applicable, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5, that all conditions precedent herein provided for relating to such transaction have been satisfied and the supplemental indenture will constitute the legally valid and binding obligation of such successor person, enforceable against such person in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights and by general principles of equity.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company, any Guarantor or another Subsidiary), which, if such assets were owned by the Company or such Guarantor, as the case may be, would constitute all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be.

          The successor person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein; and thereafter, except in the case of a lease, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Guarantors, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          Section 6.1      EVENTS OF DEFAULT. An "Event of Default" occurs if:

          (a) the Company defaults in the payment of interest or Additional Interest, if any, payable on any Note when the same becomes due and payable and such default continues for a period of 30 days;

          (b) the Company defaults in the payment of the principal amount of, or premium, if any, on Notes when the same becomes due and payable, whether at Stated Maturity, upon redemption, upon declaration, or otherwise;

          (c) the Company or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

          (d) an event of default, as defined in any indenture or instrument evidencing or under which the Company or any Guarantor, on the date any determination shall be made under this clause (d), shall have outstanding at least $30,000,000 aggregate principal amount of Debt for borrowed money (other than Non-Recourse Debt), shall happen and be continuing and such event of default shall involve (x) the failure to pay the principal of or premium, if any, on such

Debt (or any part thereof) on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or (y) such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 10 Business Days after notice thereof shall have been given to the Company or such Guarantor, as applicable, by the Trustee (if such event be known to it) or to the Company or such Guarantor, as applicable, and the Trustee by the Holders of at least 25% in aggregate principal amount of all of the Securities at the time outstanding; PROVIDED that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Guarantor, as applicable, or waived by the requisite holders of such Debt, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and PROVIDED FURTHER, HOWEVER, that subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or such Guarantor, as applicable, by the holder or an agent of the holder of any such Debt, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of the Securities at the time outstanding;

          (e) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the Company not to be in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture;

          (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (g) the Company or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Guarantor or for any substantial part of its property or make any general assignment for the benefit of creditors.

          A Default under clause (c) or (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding notify the Company, the Guarantors and the Trustee, of the Default and neither the Company nor any of the Guarantors cures such Default (and such Default is not waived) within the time specified in clause (c) or (d) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

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          The Company or any Guarantor shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clauses (c) or (d) above, its status and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

          Section 6.2 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g)) occurs and is continuing, the Trustee by notice to the Company and the Guarantors, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding by notice to the Company, the Guarantors and the Trustee, may declare the Principal Amount of all the Notes plus all accrued interest thereon through the date of declaration to be immediately due and payable. Upon such a declaration, such Principal Amount plus all accrued interest and Additional Interest, if any, shall become and be immediately due and payable. If an Event of Default specified in Section 6.1(f) or (g) occurs and is continuing, the Principal Amount of all the Notes plus all accrued interest and Additional Interest, if any, thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount plus all accrued interest and Additional Interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Section 6.3 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount of all the Notes plus all accrued interest and Additional Interest, if any, thereon or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Section 6.4 WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default or Event of Default and its consequences except (a) an Event of Default described in Section 6.1(a) or 6.1(b) or (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

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          Section 6.5      WAIVER OF CERTAIN COVENANTS. The Company may omit in
any particular instance to comply with any covenant or condition set forth in Sections 4.5, 4.9 and 4.10, if before the time for such compliance the Holders of at least a majority in principal amount of the applicable outstanding Securities of such series shall, by Act of such Holders either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

          Section 6.6 CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.6 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 6.7 LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (b) the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (e) the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

          Section 6.8 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments, the Principal Amount, Redemption Price or Additional Interest, if any, or interest, if any, due on overdue amounts in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such

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payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

          Section 6.9 COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.1(a) or 6.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount owing with respect to the Note and the amounts provided for in Section 7.7.

          Section 6.10 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Notes or the property of the Company, such Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether interest installments, the Principal Amount, Redemption Price, Additional Interest, if any, or interest, if any, due on overdue amounts in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such Guarantor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for any accrued and unpaid interest installments, the whole amount of the Principal Amount, Redemption Price, Additional Interest or interest, if any, due on overdue amounts in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.11 PRIORITIES. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.7;

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

          SECOND: to Securityholders for amounts due and unpaid on the Notes for any accrued and unpaid interest installments, the Principal Amount, Redemption Price, Additional Interest, if any, or interest, if any, due on overdue amounts in respect of the Notes, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

          THIRD: the balance, if any, to the Company or, to the extent the Trustee collects any amount pursuant to the Guarantees from any Guarantor, to such Guarantor, as applicable.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Securityholder, the Company and any Guarantor from whom the Trustee collected any money pursuant to this Article VI a notice that states the record date, the payment date and the amount to be paid.

          Section 6.12 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.8 or a suit by Holders of more than 10% in aggregate Principal Amount of the Notes at the time outstanding. This Section 6.12 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 6.13 WAIVER OF STAY, EXTENSION OR USURY LAWS. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of any interest installment, the Principal Amount, Redemption Price, Additional Interest or interest, if any, due on overdue amounts in respect of the Notes, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company and such Guarantor (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                       33
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                                   ARTICLE VII

                                     TRUSTEE

          Section 7.1 DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.6.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

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

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

          Section 7.2 RIGHTS OF TRUSTEE. Subject to its duties and responsibilities under the TIA,

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (k) the Trustee may request that the Company or any Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          Section 7.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          Section 7.4 TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          Section 7.5 NOTICE OF DEFAULTS. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.1(a) and 6.1(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 7.6 REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

          Section 7.7      COMPENSATION AND INDEMNITY. The Company agrees:

          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

          (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments, the Principal Amount, Redemption Price, Additional Interest or interest, if any, due on overdue amounts, as the case may be, in respect of any Notes.

          The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(f), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

          Section 7.8 REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.8.

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          The Trustee may resign by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may at any time prior to the occurrence and continuation of an Event of Default remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.

          The Company shall remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver or public officer takes charge of the Trustee or its property; or

          (d) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Securityholders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 7.9 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          Section 7.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

          Section 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

          Section 8.1      DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

          (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (ii) all outstanding Securities have become due and payable and the Company or any Guarantor deposits with the Trustee in trust cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.9), and if in either case the Company or any Guarantor pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect and any Guarantor shall be released from all of its obligations under the Guarantee. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.1(c), 8.3 and 8.6, the Company at any time may terminate, (i) all its obligations under the Securities and this Indenture with respect to the Securities ("legal defeasance option") or (ii) its obligations with respect to the Securities under Sections 4.9 and 4.10and the related operation of Section 6.1(c) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(c) (except to the extent covenants or agreements referenced in such Sections remain applicable).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.10, 2.9, 2.5, 2.4, 7.7, 8.4, 8.5 and 8.6 shall survive until the Securities of the defeased series have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

          Section 8.2 CONDITIONS OF DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Securities only if:

          (a) the Company or any Guarantor irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium, if any, and interest on, the Securities to maturity or redemption, as the case may be;

          (b) the Company or any Guarantor delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

          (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.1(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

          (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e) the deposit does not constitute a default under any other agreement binding on the Company;

          (f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not violate the Investment Company Act of 1940;

          (g) in the event of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case of the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (h) in the event of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (i) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit; and

          (j) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article VIII have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

          Section 8.3 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through any Paying Agent (including the Company and any Guarantor acting as the Paying Agent) and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the defeased Securities.

          Section 8.4 REPAYMENT TO THE COMPANY OR GUARANTOR. The Trustee and the Paying Agent shall return to the Company or any Guarantor, as the case may be, upon written request any money or securities held by them for the payment of any amount with respect to the Securities and accrued interest and Additional Interest, if any, that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or such Guarantor, as applicable, Holders entitled to the money or securities must look to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

          Section 8.5 INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee and the Holders against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          Section 8.6 REINSTATEMENT. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantors' obligations under this Indenture and the Securities of the defeased Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII.

                                   ARTICLE IX

                                   AMENDMENTS

          Section 9.1 WITHOUT CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder, so long as such changes, other than those in clause (b), do not materially and adversely affect the interests of the
Securityholder:

          (a) to cure any ambiguity, omission, defect or inconsistency;

          (b) to comply with Article V;

          (c) to secure the obligations of the Company under the Securities and this Indenture;

          (d) to add to the covenants of the Company or any Guarantor for the benefit of the Securityholders or to surrender any right or power conferred upon the Company or any Guarantor;

          (e) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

          (f) to add one or more additional Guarantors in respect of the Guarantees.

          Section 9.2 WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company, the Guarantors and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

          (a) change the record or payment dates for interest installments, or reduce the rate of interest referred to in paragraph 1 of the Notes, or extend the time for payment of interest on any Note;

          (b) change the Stated Maturity of any Note;

          (c) reduce the Principal Amount or Redemption Price of any Note;

          (d) make any Note payable in money or securities other than that stated in the Note;

          (e) make any change in Section 6.4, Section 6.5, Section 6.8 or this
     Section 9.2, except to increase any percentage set forth therein; or

          (f) impair the right to institute suit for enforcement of any payment with respect to the Notes; or

          (g) modify the Guarantees in a manner adverse to Holders of the Securities.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

          Section 9.3 COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article IX shall comply with the TIA.

          Section 9.4 REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

          Section 9.5 NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

          Section 9.6 TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          Section 9.7 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                    ARTICLE X

                                   GUARANTEES

          Section 10.1 AGREEMENT TO GUARANTEE. The Guarantors, jointly and severally, hereby agree as follows:

          (a) The Guarantors fully and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

          (1) the interest, Principal Amount, premium, if any, Redemption Price and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest, if any, due on overdue amounts, on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder or under this Indenture will be promptly paid or performed in full, all in accordance with the terms thereof; and

          (2) in case of any extension of time for payment or renewal of any Note or any of such other obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          (b) Notwithstanding the foregoing, in the event that the Guarantees would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantors under this Indenture shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          Section 10.2 EXECUTION AND DELIVERY OF GUARANTEES. (a) To evidence the Guarantees set forth in this Indenture, the Guarantors hereby agree that a notation of such Guarantees shall be endorsed by an Officer of each of the Guarantors on each Note authenticated and delivered by the Trustee after the date hereof.

          (b) Notwithstanding the foregoing, the Guarantors hereby agree that the Guarantees set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantees.

          (c) The delivery of any Note by the Trustee, after the authentication thereof under this Indenture, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

          (d) The Guarantors hereby, jointly and severally, agree that their obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Notes or this Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (e) The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (f) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Guarantees made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (g) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantors further agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

          (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of this Indenture for the purposes of the Guarantees made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby;

          (2) in the event of any declaration of acceleration of such obligations as provided in Article VI of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees made pursuant to this Indenture; and

          (3) the Guarantors shall have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantees made pursuant to this Indenture.

          Section 10.3 NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          Section 10.4 FUTURE GUARANTEES. The Company shall cause each Subsidiary which becomes a guarantor under the Credit Agreement after the date of this Indenture to promptly execute and deliver to (a) the Trustee, (i) a Guarantee substantially in the form of the Supplemental Indenture attached as Exhibit D hereto pursuant to which such Subsidiary shall fully and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the interest, Principal Amount, premium, if any, Redemption Price and Additional Interest, if any, with respect to the Notes and (ii) an Opinion of Counsel stating that the supplemental indenture is a legally binding and valid obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights and by general principles of equity, and (b) the Holders, so long as the Company's and the Guarantor's obligations under the Registration Rights Agreement remain in effect, an acknowledgement that such Subsidiary shall become a party to the Registration Rights Agreement.

          Section 10.5 RELEASE OF GUARANTEES. Notwithstanding anything in this Article X to the contrary, concurrently with the payment or performance in full of (i) all amounts due and owing on all outstanding Securities and (ii) all other obligations of the Company under this Indenture, the Guarantors shall be released from and relieved from their obligations under this Article X. Upon the delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of the Guarantees was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under the Guarantees. If any of the obligations of the Company are revived and reinstated after the termination of the Guarantees, then all of the obligations of the Guarantors under the Guarantees shall be revived and reinstated as if such Guarantees had not been terminated until such time as all the amounts due and owing on all outstanding Securities are paid in full, and each Guarantor shall enter into an amendment to the Guarantees, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.1 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 11.2 NOTICES. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

          if to the Company or any Guarantor, to:

          GTECH Holdings Corporation
          55 Technology Way
          West Greenwich, Rhode Island 02817
          Attention:     General Counsel
          Facsimile No.: (401) 392-0391
          with a copy to:

          Edwards & Angell, LLP
          2800 Financial Plaza
          Providence, Rhode Island 02903
          Attention:     Laura N. Wilkinson, Esq.
          Facsimile No.: (401) 276-6611

          if to the Trustee, to:

          The Bank of New York
          101 Barclay Street, Floor 8 West
          New York, New York 10286
          Attention:     Corporate Trust Administration
          Facsimile No.: (212) 815-5704/5707

          The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar.

          Section 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent and any other applicable Person shall have the protection of TIA Section 312(c).

          Section 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          Section 11.6 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 11.7 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          Section 11.8 LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

          Section 11.9 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

          Section 11.10 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          Section 11.11 SUCCESSORS. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 11.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          Section 11.13 WAIVER OF JURY TRIAL. Each of the Company, the Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                GTECH HOLDINGS CORPORATION

                                By:
                                   -----------------------
                                   Name:
                                   Title:


                                GTECH CORPORATION

                                By:
                                   -----------------------
                                   Name:
                                   Title:


                                GTECH RHODE ISLAND CORPORATION

                                By:
                                   -----------------------
                                   Name:
                                   Title:


                                GTECH LATIN AMERICA CORPORATION

                                By:
                                   -----------------------
                                   Name:
                                   Title:

                                INTERLOTT TECHNOLOGIES, INC.

                                By:
                                   -----------------------
                                   Name:
                                   Title:

                                THE BANK OF NEW YORK,
                                as Trustee

                                By:
                                   -----------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.8 OF THE INDENTURE.]

                           GTECH HOLDINGS CORPORATION

                           4.750% Senior Note due 2010

                                              [CUSIP] [CINS] [ISIN] [__________]


No. ____  $_________

          GTECH HOLDINGS CORPORATION, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co, or its registered assigns, the principal sum of ____________ ($____) on [________,____].
          Interest Payment Dates: [________] and [________], commencing [________,____].

          Regular Record Dates:    [________] and [________].

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                             GTECH HOLDINGS CORPORATION

                                             By:
                                                --------------------------
                                             Name:
                                             Title:

                                             By:
                                                --------------------------
                                             Name:
                                             Title:

                    (Trustee's Certificate of Authentication)

This is one of the [__]% Senior Notes due [____] described in the within-mentioned Indenture.
Date: [________,____]           THE BANK OF NEW YORK,
                                             as Trustee

                                             By:
                                                --------------------------
                                             Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                           GTECH HOLDINGS CORPORATION


                          [__]% Senior Note due [____]

1.  Principal and Interest.
          The Company will pay the principal of this Note on [________,____].

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest, and Additional Interest, if any, will be payable semiannually (to the holders of record of the Notes at the close of business on the [________] or [________] immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing [________,____].

          If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date specified in the Registration Rights Agreement dated [________,____] between the Company, the Guarantors and the Initial Purchasers named therein, the annual interest rate borne by the Notes shall be increased as specified in the Registration Rights Agreement, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing on the first Interest Payment Date after a Registration Default until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

          Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [________,____]; PROVIDED that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest and Additional Interest, if any, to the extent lawful, at the interest rate borne by the Securities at the time such interest accrues.

2.  Method of Payment.
          The Company will pay interest (except defaulted interest), and Additional Interest, if any, on the principal amount of the Notes as provided above on each [________] and

[________], commencing [________,____] to the persons who are Holders (as reflected in the Security Register at the close of business on the [________] or [________] immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after [________,____] and provided further however, that interest and Additional Interest, if any, payable on the maturity date or on a date on which Notes are redeemed by the Company in accordance with the provisions of Article III of the Indenture, shall be paid to the Person to whom the principal amount of the Notes is payable on such date.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.
          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice, other than notice to the Trustee; PROVIDED that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture.
          The Company issued the Notes under an Indenture dated as of [________,____] (the "Indenture"), among the Company, the Guarantors and The Bank of New York, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are general unsecured obligations of the Company.

          The Company may issue additional Notes under the Indenture.

5.  Optional Redemption.
          No sinking fund is provided for the Notes. Subject to the terms and conditions of the Indenture, the Notes are redeemable in whole at any time or in part from time to time prior to maturity. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and
(2) the sum of the present values of the principal amount of the

Notes and the remaining scheduled payments of interest on such Notes to be redeemed (exclusive of interest accrued to the date of redemption), in each case discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [ ] basis points, plus, in each case, accrued and unpaid interest thereon to the redemption date.

6.  Denominations; Transfer; Exchange.
          The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

7.  Persons Deemed Owners.
          A Holder shall be treated as the owner of a Note for all purposes.

8.  Unclaimed Money.
          The Trustee and the Paying Agent shall return to the Company or any applicable Guarantor, as the case may be, upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or such Guarantor, Holders entitled to the money or securities must look to the Company and the Guarantors, for payment as general creditors unless an applicable abandoned property law designates another person.

9.  Discharge Prior to Redemption or Maturity.
          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

10.  Amendment; Supplement; Waiver.
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause (ii), do not materially and adversely affect the interest of Securityholders (i) to cure any ambiguity, omission, defect or inconsistency,
(ii) to comply with Article V of the Indenture, (iii) to add to the covenants of the Company or any Guarantor for the benefit of Securityholders, to surrender any rights or power conferred upon the Company or any Guarantor or to secure the Company's obligations under the Securities and this Indenture, (iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or (v) to add one or more additional guarantors in respect of the Guarantees under Section 10.4 of the Indenture.

11.  Restrictive Covenants.
          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur certain debt secured by Liens, enter into Sale and Leaseback Transactions or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending February 28, 2004, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Company or Guarantors Default or Event of Default under such restrictive covenants.

13.  Successor Persons.
          When a successor person or other entity assumes all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.
          (a) Under the Indenture, Events of Default include (i) default for 30 days in payment of any interest or Additional Interest, if any, on any Securities after receipt by the Company of a Notice of Default, (ii) defaults in the payment of the principal amount of, or premium, if any, on Notes when the same becomes due and payable, whether at Stated Maturity, upon redemption, upon declaration, or otherwise, (iii) failure by the Company or any Guarantor to comply with any of its agreements in the Notes or the Indenture (other than those referred to in clauses (i) and (ii) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default under the Indenture;
(iv) default by the Company or any Guarantor in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of or interest on indebtedness for money borrowed, other than Non-Recourse Debt, in the principal amount then outstanding of $30 million or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 10 Business Days after notice to the Company or such Guarantor, as applicable, in accordance with the Indenture, and the Trustee by the Holders of at least 25% in aggregate principal amount of all of the Securities at the time outstanding; PROVIDED that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Guarantor, as applicable, or waived by the requisite holders of such Debt, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and PROVIDED FURTHER, HOWEVER, that subject to the provisions of Sections 7.1 and 7.2 of the Indenture, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or such Guarantor, as applicable, by the holder or an agent of the holder of any such Debt, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the

Holders of not less than 25% in the aggregate principal amount of the Securities at the time outstanding, (v) any Guarantee ceasing to be, or the Company or such Guarantor asserting that such Guarantee shall not be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture or such Guarantee; and (vi) certain events of bankruptcy or insolvency.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) or (ii) above) if it determines that withholding notice is in their interests.

15.  Trustee Dealings with the Company or Guarantors.
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or any Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others.
          A director, officer, employee or shareholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication.
          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to GTECH Holdings Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817; Attention:
General Counsel.

          The Guarantors (as defined in the Indenture referred to in the Notes upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have fully and unconditionally guaranteed on a senior unsecured basis (such guarantees being collectively referred to herein as the "Guarantees") (i) the due and punctual payment of the interest, Principal Amount, premium, if any, Redemption Price, Purchase Price and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, and interest, if any, due on overdue amounts on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (ii) in the case of any extension of time of payment or renewal of any Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The Guarantees shall be joint and several obligations of the Guarantors.

          No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantees by reason of his or its status as such stockholder, officer, director, employee or incorporator.

          The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on theNotes upon which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

          IN WITNESS WHEREOF, each Guarantor has caused the Guarantees to be signed by it duly authorized officer.

                                       GTECH CORPORATION
                                       GTECH RHODE ISLAND CORPORATION
                                       GTECH LATIN AMERICA CORPORATION
                                       INTERLOTT TECHNOLOGIES, INC.

                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                            [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

________________________________________________________________
Please print or typewrite name and address including zip code of assignee

________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      UNLEGENDED OFFSHORE GLOBAL NOTES AND
                       UNLEGENDED OFFSHORE PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [CHECK ONE]

/ /(a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       OR

/ /(b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.8 of the Indenture shall have been satisfied.

Date:____________
                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________
                                  NOTICE: To be executed by an executive officer

                                                                       EXHIBIT B

                               FORM OF CERTIFICATE

                                                                       ________,

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention:    Corporate Trust Administration
Facsimile No.: (212) 815-5704/5707

                 Re: GTECH Holdings Corporation (the "Company")
              4.750% Senior Notes due October 15, 2010(the "Notes")
              -----------------------------------------------------

Dear Sirs:
     This letter relates to U.S. $250,000,000 principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.2 of the Indenture dated as of October 15. 2003 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]


                                       By:
                                             --------------------

                                             Authorized Signature

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                                       ________,

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention:    Corporate Trust Administration
Facsimile No.: (212) 815-5704/5707

                 Re: GTECH Holdings Corporation (the "Company")
              4.750% Senior Notes due October 15, 2010(the "Notes")
              -----------------------------------------------------

Dear Sirs:
     In connection with our proposed sale of U.S.$250,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


     By:
        ------------------

                                             Authorized Signature

                                                                       EXHIBIT D

                FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

          This Supplemental Indenture, dated as of __________ (this "Supplemental Indenture"), among [name of future Guarantor] (the "New Guarantor"), GTECH Holdings Corporation (together with its successors and assigns, the "Company"), each other then existing Guarantor under the Indenture referred to below (the "Guarantors"), and The Bank of New York, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Company, the Guarantors and the Trustee have heretofore
executed and delivered an Indenture, dated as of [         ], 2003 (as amended,
supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $[ ] million of [ ]% Senior Notes
due [         ], 20[ ] of the Company (the "Notes");

          WHEREAS, Section 10.4 of the Indenture provides that the Company is required to cause each Subsidiary which becomes a guarantor under the Credit Agreement after the date of the Indenture to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary will fully and unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the Principal Amount, premium, if any, interest, Redemption Price and Additional Interest, if any, on the Notes on a senior basis, and the performance of all other obligations of the Company to the Holders and the Trustee all in accordance with the terms set forth in
Article X of the Indenture;

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this

Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

          Section 2.1 AGREEMENT TO BE BOUND. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

          Section 2.2 GUARANTEE. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, of the obligations pursuant to Article X of the Indenture on a senior basis and subject to the terms and conditions of this Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.1 NOTICES. All notices and other communications to the New Guarantor shall be given as provided in this Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in this Indenture for notices to the Company.

          Section 3.2 PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or this Indenture or any provision herein or therein contained.

          Section 3.3 GOVERNING LAWS. This Supplemental Indenture shall be governed by the laws of the State of New York.

          Section 3.4 SEVERABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          Section 3.5 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE; TRUSTEE'S DISCLAIMER. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          Section 3.6 COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          Section 3.7 HEADINGS. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        [NEW GUARANTOR],
                                        as a Guarantor

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        GTECH HOLDINGS CORPORATION


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        GTECH CORPORATION


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        GTECH RHODE ISLAND CORPORATION


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                        GTECH LATIN AMERICA CORPORATION


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                            [continued on next page]

                                        INTERLOTT TECHNOLOGIES, INC.


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title: